UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
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NU HORIZONS ELECTRONICS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NU HORIZONS ELECTRONICS CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AUGUST 4, 2009

To our Stockholders:

The Annual Meeting of Stockholders of NU HORIZONS ELECTRONICS CORP. will be held on Tuesday, August 4, 2009 at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York, at 10:00 a.m. At the meeting, you will be asked to vote on:

1.	The election of three directors to Class I to serve for a term of three years, until the 2012 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified and the election of one director to Class III to serve for a term of two years, until the 2011 Annual Meeting of Stockholders or until his successor has been duly elected and qualified;
2.	Amendments to the 2002 Outside Directors’ Stock Option Plan; and
3.	Any other matters that properly come before the meeting.

If you are a stockholder of record at the close of business on June 16, 2009 (the “Record Date”), you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about June 25, 2009.

Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,
Richard S. Schuster Secretary

Melville, New York
June 25, 2009

NU HORIZONS ELECTRONICS CORP.
70 Maxess Road
Melville, New York 11747

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, August 4, 2009

Our annual meeting of stockholders will be held on Tuesday, August 4, 2009 at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747, at 10:00 a.m.

Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for our Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about June 25, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 4, 2009. This proxy statement, the proxy card, and annual report are available at www.nuhorizons.com/proxy.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for

•	the election of three directors for a term of three years and the election of one director for a term of two years, and
•	amendments to our 2002 Outside Directors’ Stock Option Plan.

In addition, our management will report on our performance during fiscal 2009 and respond to your questions.

The Board of Directors does not intend to present at the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on June 16, 2009. Each share of stock is entitled to one vote.

How do I vote?

You can vote in two ways:

1.	By attending the meeting; or
2.	By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may revoke your proxy at any time before the polls close at the meeting. You can do this by (1) signing another proxy card with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, and FOR the approval of amendments to the 2002 Outside Directors’ Stock Option Plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 718-921-8200.

Will my shares be voted if I do not provide my proxy?

Yes, on certain items, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers unvoted shares, which are referred to as “broker non-votes,” on certain routine matters, including the election of directors. Brokerage firms do not have the authority to vote your shares on non-routine matters, such as the amendments to the 2002 Outside Directors’ Stock Option Plan. When a brokerage firm votes its customers’ unvoted shares, these shares are also counted for purposes of establishing a quorum. Shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of June 16, 2009, must be present at the meeting. This is referred to as a quorum. On June 16, 2009, we had 18,531,211 shares issued and outstanding.

What vote is required to approve each of the matters to be considered at the meeting?

Directors are elected if the votes cast FOR a nominee’s election exceed the votes cast AGAINST that nominee’s election. Abstentions will have no effect on the voting outcome with respect to the election of directors.

The approval of the amendments to the 2002 Outside Directors’ Stock Option Plan requires that a majority of the shares of common stock present and voting be voted “FOR” the proposal. A properly executed proxy marked ABSTAIN with respect to such a matter will not be voted, although it will be counted for the purpose of determining if there is a quorum present. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will not be counted as present or voted for the amendments to the 2002 Outside Directors’ Stock Option Plan.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, will tabulate the votes.

PROPOSAL 1 —
ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a Board of Directors of not less than three nor more than eleven directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. Our Board of Directors currently consists of nine members. The following table sets forth our directors:

Class I	Class II	Class III
(To Serve Until the Annual Meeting of Stockholders in 2009)	(To Serve Until the Annual Meeting of Stockholders in 2010)	(To Serve Until the Annual Meeting of Stockholders in 2011)
Herbert M. Gardner(1)(2)(3)(4)(5)	Dominic A. Polimeni(1)(2)(3)(4)(5)	Arthur Nadata(5)
David Siegel(1)(2)(3)(4)	Richard S. Schuster(5)	Martin Novick(1)(2)(3)(4)
James Estill	Kurt Freudenberg	Steven J. Bilodeau(1)(2)(3)

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating Committee
(4)	Member of Special Committee
(5)	Member of Joint Special Committee

James Estill, Herbert M. Gardner and David Siegel are nominated for election to Class I, to hold office until our annual meeting of stockholders in 2012 or until their successors are chosen and qualified. Steven J. Bilodeau is nominated for election to Class III, to hold office until our annual meeting of stockholders in 2011 or until his successor is chosen and qualified. Messrs. Estill, Gardner and Siegel are currently serving as directors in Class I and Mr. Bilodeau is currently serving as a director in Class III; all of them have consented to serve as directors if elected.

All of our nominees were recommended by our Nominating Committee, which recommendation was approved by our Board of Directors.

Nominee Biographies

Steven J. Bilodeau (50 years old) was appointed as a director in June 2009. Mr. Bilodeau was the chief executive officer and president of SMSC (also known as Standard Microsystems Corporation) from March 1999 to October 2008, and is currently a director and non executive chairman of SMSC. He has also been a director of Conexant Systems Inc. since February 2004 and of Gennum Corporation since March 2008.

James Estill (51 years old) was appointed as a director in June 2009 pursuant to his employment agreement with the Company. Mr. Estill became President and Chief Executive Officer of the Company on June 1, 2009. Prior to joining the Company, Mr. Estill was, since 2004, the Chief Executive Officer of SYNNEX Canada Limited, a subsidiary of SYNNEX Corp. SYNNEX Canada Limited is a distributor of technology products to resellers and system builders across Canada with over $1 billion in annual sales. Mr. Estill joined SYNNEX Canada Limited in September 2004 as its Chief Executive Officer following its acquisition of EMJ Data Systems Limited, a Canadian value distributor with a focus on niche markets that Mr. Estill founded in 1979 and, as president and chief executive officer, grew to over CDN$300 million in revenue at the time of its acquisition by SYNNEX Canada Limited in September 2004. Mr. Estill also serves on the Board of Directors of Research in Motion Limited since 1997.

Herbert M. Gardner (69 years old) has been a director since May 1984. Mr. Gardner has been Executive Vice President and Treasurer of Barrett Gardner Associates, Inc., an investment/merchant banking firm, since October 2002 and prior thereto, for twenty-eight years was Senior Vice President for Janney Montgomery Scott LLC and its predecessors. Mr. Gardner is Chairman of the Board of Supreme Industries Inc., a manufacturer of specialized truck bodies and buses. Mr. Gardner also serves as a director of Rumson-Fair Haven Bank & Trust, a community commercial bank and trust company; TGC Industries, Inc., a seismic services company; ‘mktg’, Inc. (formerly Co-Active Marketing Group, Inc.), a marketing and sales promotion company; and Chase Packaging Corporation, a development stage company.

David Siegel (83 years old) has been a director since June 2000. For more than the past five years Mr. Siegel has been a Vice President and director of Great American Electronics, a distribution company, which he founded. Mr. Siegel is also a director of Micronetics Inc., a company that designs, develops, manufactures and markets wireless components and test equipment and Surge Components Inc., a supplier of electronic products and components. Mr. Siegel previously served on our Board of Directors from September 1991 to October 1996.

Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of Messrs. Bilodeau, Estill, Gardner and Siegel. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

The Board of Directors recommends a vote FOR the nominees listed above.

Standing Director Biographies

Kurt Freudenberg (51 years old) has been a director since September 2006. Mr. Freudenberg has been Executive Vice President — Finance and Chief Financial Officer since July 2007. He previously served as our Vice President — Finance and Chief Financial Officer since 2006 and as Vice President from June 2006 to July 2006. He became a Vice President of the Company on June 5, 2006, Vice President — Finance and Chief Financial Officer on July 15, 2006 and Executive Vice President — Finance and Chief Financial Officer on July 3, 2007. Prior to joining Nu Horizons Electronics Corp., from May 2005, Mr. Freudenberg was the Vice President Finance of Henry Schein, Inc., the largest distributor of healthcare products to office-based practitioners in the combined North American and European markets. From March 2001 to April 2005, Mr. Freudenberg was the Senior Vice President of Finance and Group Controller of Cendant Car Rental Group, Inc. (formerly Avis Group Holdings, Inc.). From July 1997 to March 2001, Mr. Freudenberg held various accounting and finance positions at Avis Group Holdings, Inc. until its acquisition by Cendent Car Rental Group. Prior to joining Avis Group, Mr. Freudenberg was employed by Grant Thornton LLP as a senior manager in their audit practice. Mr. Freudenberg was director of finance at NBC News from March to November 1996. From September 1984 to March 1996, Mr. Freudenberg was employed by Deloitte & Touche, LLP, where he held various positions of increasing responsibilities within the firm’s audit and mergers and acquisitions practices.

Arthur Nadata (63 years old) has been a director since October 1982. Mr. Nadata became our Executive Chairman of the Board in June 2009. He previously served as our Chairman of the Board since June 2004 and our Chief Executive Officer since September 1996. Mr. Nadata had been our President and Treasurer from October 1982 to September 1996. Mr. Nadata is also co-founder of Nu Horizons Electronics Corp. with Mr. Schuster. Prior to joining us in October 1982, Mr. Nadata worked for eighteen years for Diplomat Electronics Corp. in various operational and sales positions of increasing responsibility, eventually becoming corporate vice president of sales and marketing.

Martin Novick (73 years old) has been a director since September 24, 2003. Mr. Novick currently serves as a consultant to Audiovox Electronics Corporation, a company for which he served as Vice President for the past 36 years, most recently as group Vice President of Sales. He has been in the consumer electronics business for 46 years with expertise in both purchasing and marketing. He is President of Ren-Mar Enterprises Ltd., a private investment company located in Toronto, Canada. He is also a partner in Great American Realty, a private investment company.

Dominic A. Polimeni (63 years old) has been a director since September 1997. He has more than 30 years’ experience in the distribution and Inventory Logistics Management (“ILM”) businesses and has been responsible for evaluating and negotiating over 50 acquisitions of distribution and ILM businesses. Since 1990, Mr. Polimeni has been President of Gulfstream Financial Group, Inc., a privately-held financial consulting and investment-banking firm. From September 2003 through November 2004, he was a director, President and Chief Executive Officer of Distribution Dynamics, Inc., a privately-held ILM company based in Eden Prairie, MN. Distribution Dynamics sold its business and assets through a Chapter 11 Section 363 sale under the U.S. Bankruptcy Code in 2004. Previously, he held the positions of Chairman and Chief Executive Officer of Questron Technology, Inc., a publicly-held ILM company, and Chief Financial Officer of Arrow Electronics, Inc., as well as other positions, including general management positions, with Arrow. Mr. Polimeni began his career as a certified public accountant in the New York office of Arthur Young & Company, now Ernst & Young LLP.

Richard S. Schuster (60 years old) has been a director since October 1982. Mr. Schuster became a Senior Executive Vice President in June 2009, and has been Chief Operating Officer of the Company since June 2004 and our Secretary since October 1982. From June 2004 to June 2009, Mr. Schuster served as our President. Mr. Schuster was Vice President and Secretary from October 1982 until June 2004. Mr. Schuster is also co-founder of Nu Horizons Electronics Corp. with Mr. Nadata. For the seven years prior to joining us, Mr. Schuster served as manager of Capar Components Corp., an importer and distributor of passive components, and a wholly-owned subsidiary of Diplomat Electronics Corp. For the six-year period prior to 1975, Mr. Schuster was employed by International Components Corp. and was responsible for production, engineering and sales of imported semiconductor and passive components.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of Messrs. Bilodeau, Gardner, Polimeni, Novick and Siegel are independent in accordance with Nasdaq rules. To determine independence, the Board of Directors applied the categorical standards of independence included in Nasdaq Listing Rule 5605(a)(2), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with Nu Horizons. All of the standing committees of the Board are composed of independent directors other than the Joint Special Committee. The committees comprised solely of independent directors are: the Audit Committee, the Compensation Committee, the Nominating Committee and the Special Committee. During the fiscal year ended February 28, 2009, the members of each of the Audit Committee, Compensation Committee, Nominating Committee and Special Committee were Messrs. Gardner, Polimeni, Novick and Siegel. Mr. Bilodeau was appointed to the Board and to each of the Audit Committee, Compensation Committee and Nominating Committee on June 5, 2009.

Board of Directors and Committee Meetings

There were 15 meetings of the Board of Directors during the fiscal year ended February 28, 2009. All directors attended all of the meetings of the Board of Directors, except for Mr. Schuster, who attended 13 meetings of the Board of Directors in fiscal 2009. All directors attended all of the meetings of the committees on which they served during fiscal 2009.

During the fiscal year ended February 28, 2009, there were seven meetings of the Compensation Committee. Each of the members of the Compensation Committee attended all of the meetings. Our Compensation Committee reviews the performance of our executive officers and reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans, as well as director compensation. See “Compensation Discussion and Analysis” and “Compensation Committee Report.” A copy of our Compensation Committee charter is available on our website at www.nuhorizons.com.

For the fiscal year ended February 28, 2009, there were 31 meetings of the Audit Committee. Each of the directors who was a member of the Audit Committee attended all of the Audit Committee meetings. Our Audit Committee is involved in discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished by the independent auditors to us. Our Audit Committee is also involved in the review of the adequacy and effectiveness of our internal controls and of our disclosure controls and procedures. In addition, our Audit Committee oversaw the internal investigation related to the ongoing SEC inquiry in the matter entitled “In the Matter of Vitesse Semiconductor Corp.” See “Audit Committee Report.” A copy of our Audit Committee charter is available on our website at www.nuhorizons.com.

For the fiscal year ended February 28, 2009, there was one meeting of the Nominating Committee. Our Nominating Committee is responsible for reviewing suggestions of candidates for director made by directors, stockholders, management and others and for making recommendations to the Board regarding the composition of the Board and nomination of individual candidates for election to the Board. In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Nu Horizons; however, there are no stated minimum qualifications for director nominees. The Nominating Committee will consider nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth below under “Stockholder Nominees for Director.” A copy of our Nominating Committee charter is available on our website at www.nuhorizons.com.

For the fiscal year ended February 28, 2009, there were three meetings of the Special Committee. The Special Committee is responsible for special projects assumed at the direction of the Board of Directors, including evaluation of strategic opportunities.

For the fiscal year ended February 28, 2009, there were six meetings of the Joint Special Committee, and the Committee acted once by written consent. The Joint Special Committee was responsible for our search for a senior executive officer to facilitate our succession planning. The Joint Special Committee discharged its responsibilities upon the appointment of James Estill as our President and Chief Executive Officer effective June 1, 2009. The members of the Joint Special Committee were Messrs. Nadata, Schuster, Polimeni and Gardner.

Due to the fact that all of our outside directors were, during the fiscal year ended February 28, 2009, members of each of the Audit Committee, Compensation Committee, Nominating Committee and Special Committee, each meeting of those committees was a meeting of all of our outside directors.

Director Attendance at Annual Meetings

Our Board of Directors has adopted a policy which provides that directors are required to attend our Annual Meetings of Stockholders, other than in the event of illness. All of our directors attended last year’s Annual Meeting.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to the Company’s Chairman, Chief Executive Officer and senior financial officers (and include the Company’s principal executive officer, principal financial officer and principal accounting officer). This Code of Ethics is posted on the Company’s website at www.nuhorizons.com in the Investor Relations section. Any amendment of the Code of Ethics or waiver thereof applicable to any director or executive officer of Nu Horizons, including the Chief Executive Officer or any senior financial officer, will be disclosed on the Company’s website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

Stockholder Nominees for Director

Effective June 1, 2009, the Company amended its By-laws, changing in part the procedures by which stockholders may recommend nominees to the Board. Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders.

The stockholder’s notice to the Secretary must set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the number of shares of common stock of Nu Horizons which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name, age and address, and of any holder of record of the stockholder’s shares, (b) the class and number of shares owned by him beneficially and of record and owned by any holder of record of the stockholder’s shares, as of the date of the notice, and a representation that he will notify Nu Horizons in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (c) a description of any agreement, arrangement or understanding with respect to such nomination between or among the stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that he will notify Nu Horizons in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or any of his affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock, and a representation that he will notify Nu Horizons in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a representation that he has continuously held at least $1,000 in market value, or 1%, of Nu Horizons outstanding capital stock entitled to vote for at least one year by such date of giving written notice or a representation that he is entitled to cast votes with respect to at least 5% of the outstanding capital stock of Nu Horizons, (f) a representation that the stockholder is a holder of record of shares of Nu Horizons entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (g) a representation as to whether the stockholder intends to deliver a proxy statement and form of proxy to Nu Horizons’ stockholders and/or otherwise solicit proxies from stockholders in support of the nomination.

The notice delivered by a stockholder must be accompanied by a written questionnaire completed by each proposed nominee containing his background and qualification and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement that he (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how he will act or vote on any issue or question if he is elected (a “Voting Commitment”) that has not been disclosed to Nu Horizons or (B) any Voting Commitment that could limit or interfere with his ability to comply, if elected as a director, with his fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Nu Horizons with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the questionnaire, (iii) in his individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of Nu Horizons, and (iv) consents to serve as a director if so elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Policy for Stockholder Communications

Mail can be addressed to directors in care of the Office of the Secretary, Nu Horizons Electronics Corp., 70 Maxess Road, Melville, NY 11747. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.

Certain Relationships and Related Person Transactions

In May 2007, the Board adopted Related Persons Transaction Policies and Procedures, which were revised in June 2009 (as revised, the “Related Persons Policy”). Pursuant to the Related Persons Policy, all transactions with related persons are subject to approval or ratification by our Audit Committee. The Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. The Related Persons Policy covers transactions where the Related Person (a term that includes executive officers, directors, holders of 5% or more of the Company’s stock (a “Significant Shareholder”) and immediate family members of the foregoing) had, has or will have a direct or indirect material interest and the amount involved meets or exceeds the minimum threshold for disclosure in the Company’s proxy statement under relevant Securities and Exchange Commission rules, which is currently $120,000, except that any transaction, arrangement or relationship between (i) a director, director nominee or executive officer and (ii) an immediate family member of such director, director nominee or executive officer, or an entity that is owned or controlled by any of them, or one in which one of them has a substantial ownership interest or control of such entity, is subject to review under the Related Person Policy without regard to the materiality of the interest or the amount involved in the transaction.

The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the Related Person, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations. Under the Related Person Policy, the Audit Committee has considered and exempted certain transactions from the application of the Related Persons Policy, as follows: (1) Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; (2) Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; (3) Interests arising from both the position and ownership level described in (1) and (2) above; (4) Interests arising solely from the Related Person’s position as an executive officer or employee of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her Immediate Family Members are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated net sales of the recipient; (5) Interests arising solely from the ownership of a class of the Company’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis; (6) A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee of the Board or recommended to the Board for approval by the Compensation Committee of the Board and then approved by the Board; (7) A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K; (8) A transaction that is specifically contemplated by provisions of the Certificate of Incorporation or Bylaws of the Company; (9) Interests arising solely from indebtedness of a Significant Shareholder or an Immediate Family Member of a Significant Shareholder to the Company; (10) A transaction where the rates or charges involved in the transaction are determined by competitive bids; (11) A transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; or (12) A transaction that involves services as a bank depositary of funds, transfer agent registrar, trustee under a trust indenture, or similar services. in accordance with certain SEC rules, including the employment of executive officers on terms approved by the Compensation Committee and the payment of compensation to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission.

In the event that prior approval is not feasible, the Related Persons Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. On an annual basis, the Audit Committee is required to review all subsequent and previously approved or ratified Related Person Transactions that remain ongoing to determine whether they should continue.

To identify related party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires which, among other things, require each of them to identify any transactions with us in which the officer or director or their family members have an interest; we post the Related Person Policy on our website; we will periodically distribute the Related Person Policy to our executive officers, directors and nominees; and will periodically make internal inquiries regarding Company relationships with known entities that qualify as Related Persons.

In fiscal 2009, Nu Horizons engaged in the transactions described below, the terms of which were ratified by the Audit Committee:

•	For the fiscal year ended February 28, 2009, we received an aggregate $183,000 in respect of various electronic components sold to Brevan Electronics, a corporation in which Stuart Schuster, Mr. Schuster’s brother, is an officer and owns a greater than ten percent equity interest. We are unaware of the amount, if any, of Stuart Schuster’s economic interest in the transactions.
•	During the fiscal year ended February 28, 2009, we employed Beth Bart, a daughter of Mr. Nadata, as an Inside Sales representative. Ms. Bart received a total of $80,049 in compensation for the fiscal year.

In addition, Mr. Bilodeau, who became a Related Person on June 5, 2009, is a director of Standard Microsystems Corporation (SMSC), a supplier to the Company; he ceased serving as an executive officer of SMSC prior to the end of fiscal year 2009. Nu Horizons paid SMSC $15,592,437 during fiscal 2009. Mr. Bilodeau had no interest in the transactions between the Company and SMSC during fiscal 2009 other than in his capacity as a director, an executive officer and owner of less than 1% of the outstanding stock of SMSC.

PROPOSAL 2 —
APPROVAL OF AMENDMENTS TO THE NU HORIZONS ELECTRONICS CORP.
2002 OUTSIDE DIRECTORS’ STOCK OPTION PLAN

Introduction

At the meeting, you will be asked to approve amendments to the Nu Horizons Electronics Corp. 2002 Outside Directors’ Stock Option Plan (the “2002 Director Plan”). The 2002 Director Plan currently provides for the automatic grant to non-employee directors on the date of our annual meeting of options to purchase 15,000 shares; provided that the non-employee director (i) has served on the Board for at least three months prior to the date of grant and (ii) the director will continue to serve as a non-employee director. You are being asked to approve amendments to the 2002 Director Plan that will (i) remove the condition that a non-employee director serve on the Board for at least three full months prior to the date of the grant that is automatically made on the date of our annual meeting (the “Annual Grant”) and (ii) enable the Board, in its discretion, to grant options to new non-employee directors at or about the time such new non-employee director is first elected or appointed to the Board.

The purpose of the proposed amendments is to provide the Board with additional flexibility with respect to the grant of stock options to new non-employee directors. We believe that it is necessary and desirable to provide for an initial option grant in order to induce qualified individuals to serve on the Board. By eliminating the requirement that a non-employee director serve on the Board for three months prior to the Annual Grant, any new non-employee director who joins the Board within that three-month period will be eligible to receive the Annual Grant of options to purchase 15,000 shares. Similarly, by providing the Board with the ability to grant options to any new employee director at or about the time of his or her appointment, the Board will have the discretion to grant an inducement option to a new non-employee director in the event that he or she joins the Board at any time when the annual meeting is not imminent. In the event that the amendments are approved, Mr. Bilodeau will be entitled to participate in the Annual Grant to be made on August 4, 2009.

The 2002 Director Plan, as proposed to be amended, is set forth as Exhibit “A” to this proxy statement. The principal features of the 2002 Director Plan, as amended, are summarized below, but the summary is qualified in its entirety by the full text of the 2002 Director Plan.

Stock Subject to the Plan

We may issue up to 600,000 shares of common stock upon the exercise of all stock options under the 2002 Director Plan. There are currently 180,000 shares available for grant under the 2002 Director Plan, without giving effect to the Annual Grant to be made at the 2009 Annual Meeting to the non-employee directors now serving. The stock to be offered under the 2002 Director Plan consists of shares of our common stock, whether authorized but unissued or reacquired. The number of shares issuable and the exercise price of outstanding options are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

Currently, administration of all grants of options under the 2002 Director Plan are self-executing under the terms of the plan and no committee exercises discretion. After giving effect to the proposed amendments, the Board will have the discretion to award a grant of options to a new non-employee director at or about the time he or she joins the Board. The Board will determine whether to make any such grant and, if it so determines, the number of shares for which the option may be exercised. Shareholder approval of the proposed amendment to the 2002 Director Plan will also constitute pre-approval of each Annual Grant under the 2002 Director Plan on or after the date of the approval of the plan amendment and the subsequent exercise of that option pursuant to the terms of the plan and the applicable stock option agreement. All other provisions of the 2002 Director Plan are to be administered by our Board of Directors.

The Board has authority to interpret the 2002 Director Plan, including to prescribe, amend and rescind the rules and regulations relating to the 2002 Director Plan. The Board does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Participants

Only non-employee Board members are eligible to participate in the 2002 Director Plan.

Exercise Price, Term, Vesting Schedule

The options to be granted under the 2002 Director Plan will be non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option.

Stock options granted under the 2002 Director Plan shall expire not later than ten years from the date of grant.

Stock options granted under the 2002 Director Plan become exercisable only in installments as follows:

•	up to thirty-three and one-third percent (33 1/3%) on the date of grant;
•	up to sixty-six and two-thirds percent (66 2/3%) of the subject shares on and after the first anniversary of the date of grant; and
•	up to all of the subject shares on and after the second anniversary of the date of the grant of such option.

Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashier’s check or, at our option, in shares of common stock valued at their fair market value on the date of exercise, or a combination of cash and stock.

A stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as a director, except that, upon termination of his service (other than (1) by death or (2) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

Upon termination of all employment by total disability or death, the optionee, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such option at any time within twelve months after his or her termination, but only to the extent such option is exercisable on the date of such termination.

Change in Control

In the event of a “change in control,” at the option of the Board, (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within 60 days after the change in control any option or portion of an option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

For purposes of the 2002 Director Plan, a change in control is defined as

•	a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or
•	if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nu Horizons or any “person” who on the date of the adoption of the 2002 Director Plan is a director or officer of Nu Horizons, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or
•	if during any period of two consecutive years during the term of the 2002 Director Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board.

Grants Under the Plan

The following table sets forth the number of options that will be granted to all of the non-employee Directors pursuant to the 2002 Director Plan upon stockholder approval of the proposed amendment.

PLAN BENEFITS

Name and Position(1)	Dollar Value($)		Number of Shares Underlying Options
Non-Executive Director Group (5 persons)	$700,200	(2)	180,000	(3)

(1)	None of our executive officers or employees are eligible to receive grants under the 2002 Director Plan.
(2)	Based on the closing price of the common stock on June 4, 2009 of $3.89.
(3)	Assumes (i) an Annual Grant of 15,000 shares of common stock underlying options to each of the five eligible non-employee directors on the date of each annual meeting for a period of two years, including at the annual meeting on August 4, 2009, in accordance with the automatic grant provisions of the 2002 Director Plan, and (ii) an Annual Grant of 6,000 shares of common stock in the third year pursuant to the allocation provisions of the 2002 Director Plan which provide that in the event there are insufficient shares available to permit the full Annual Grant, the automatic grant shall be for that number of shares determined by dividing the total number of shares remaining available for grant by the number of non-employee directors on the automatic grant date.

Federal Income Tax Consequences

The following is a brief summary of the Federal income tax consequences as of the date hereof with respect to awards under the 2002 Director Plan for participants who are both citizens and residents of the United States. This description of the Federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this proxy statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including Federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. As such, participants have been urged to consult with their own qualified tax advisors. The 2002 Director Plan is not qualified under Section 401(a) of the Internal Revenue Code. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation.

The options to be granted under the 2002 Director Plan are non-qualified stock options. No taxable income will be realized by the participant upon the grant of a non-qualified option.

Exercise with Cash

On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for Federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation.

Exercise with Common Stock

The participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. However, if the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly-acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date.

Disposition of Option Shares

When a sale of the acquired shares occurs, a participant will recognize gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Conclusion

The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the annual meeting is required for approval of the amendments to the 2002 Director Plan.

Our Board of Directors recommends a vote FOR the proposal to amend the 2002 Outside Directors’ Stock Option Plan.

INDEPENDENT PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as Nu Horizons’ independent registered public accounting firm for the Company’s fiscal year ended February 28, 2009. The Audit Committee has not yet determined who it wishes to act as the independent registered public accounting firm to perform the audit of the Company’s financial statements for the fiscal year ended February 28, 2010.

Previous independent registered public accounting firm

On January 4, 2008 (the “Accountant Change Date”), we advised Lazar Levine & Felix LLP that it was dismissed as Nu Horizons’ independent registered public accounting firm. The reports of Lazar Levine on our financial statements for either of the preceding two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The restated report of Lazar Levine on internal control over financial reporting as of February 28, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting (which was that the Company did not maintain effective internal control over financial reporting) and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of a material weakness in the operating effectiveness of the Company’s internal controls over financial reporting relative to its accounting for income taxes. Management’s report on internal control over financial reporting and related changes to internal control over financial reporting are included in Item 9A of Nu Horizons’ Form 10-K/A for its fiscal year ended February 28, 2007.

The decision to dismiss Lazar Levine as Nu Horizons’ independent registered public accounting firm was approved by the Audit Committee of the Board of Directors on the Accountant Change Date. During the most recent two fiscal years and through the Accountant Change Date, there were no disagreements with Lazar Levine on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Lazar Levine, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

Current independent registered public accounting firm

On the Accountant Change Date, the Audit Committee approved the engagement of Ernst & Young LLP as its independent registered public accounting firm for the Company’s fiscal year ended February 29, 2008. The decision to engage Ernst & Young LLP as Nu Horizons’ independent registered public accounting firm was approved by the Audit Committee of the Board of Directors.

During the two most recent fiscal years and through the Accountant Change Date, we had not consulted with Ernst & Young LLP regarding either:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or
2.	any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Ernst & Young LLP acted as the Company’s independent registered public accounting firm for the fiscal year ended February 28, 2009. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

AUDIT AND RELATED FEES

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services rendered by Ernst & Young LLP during fiscal 2009 and 2008 and by Lazar, Levine & Felix, our prior principal independent registered public accounting firm, during fiscal 2008:

	Ernst & Young LLP	Ernst & Young LLP	Lazar, Levine & Felix
	2009	2008	2008
Audit Fees(1)	$711,250	$620,000	$461,471
Audit-Related Fees(2)	—	—	35,000
Tax Fees(3)	—	—	46,474
All Other Fees(4)	45,000	—	42,421
	$756,250	$620,000	$585,366

(1)	Audit fees represent fees billed and expected to be billed for professional services rendered by Ernst & Young in connection with audit and quarterly reviews of fiscal year 2009 and audit of fiscal year 2008 and by Lazar, Levine & Felix in 2008 for the audit of our restated fiscal 2007 financial statements, including: (a) audit of the fiscal year 2007 and reviews of the interim period fiscal 2008 and 2007 Nu Horizons Electronics Corp. consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the audited and reviewed financial statements; and (c) attestation services with respect to securities offerings and SEC filings.
(2)	For Lazar, Levine & Felix, audit-related fees represent fees billed for professional services rendered in connection with the audit of Nu Horizons Electronics Corp. internal controls. For Ernst & Young LLP, fees billed for services rendered in connection with audit of the Company’s internal controls are included under “Audit Fees” above.
(3)	Tax fees represent fees billed for professional services rendered in connection with: (a) tax compliance and (b) consultations related to tax audits.
(4)	Accounting consultation on the implementation of Section 404 of the Sarbanes-Oxley Act for 2007 and the audit of the Company’s employee benefit plans for 2008 and 2007.

Audit Committee Pre-Approval

The Audit Committee has pre-approved all audit services and permitted non-audit services provided by the independent registered public accounting firm, and the compensation, fees and terms for such services. The Audit Committee also has determined not to adopt any blanket pre-approval policy but instead to require that the Committee pre-approve the compensation and terms of service for audit services provided by the independent accounting firm and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Audit Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent accounting firm. Any proposed non-audit services exceeding any pre-approved fee levels require further pre-approval by the Audit Committee or its Chairman. The chief financial officer reports regularly to the Audit Committee on the services performed and fees incurred by the independent accounting firm for audit and permitted non-audit services during the prior quarter.

AUDIT COMMITTEE REPORT

As required by the Audit Committee’s written charter which sets forth its responsibilities and duties, a copy of which is available on the Company’s website, the Audit Committee reviewed and discussed the audited financial statements with Nu Horizons’ management and discussed with Ernst & Young LLP, Nu Horizons independent registered accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP that firm’s independence. Based upon the review and discussions with management and the discussion with the independent accountants referred to above, the Audit Committee recommended to the Board of Directors of Nu Horizons that the audited consolidated financial statements for Nu Horizons be included in Nu Horizons Annual Report on Form 10-K for the fiscal year ended February 28, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Ernst & Young LLP during the last fiscal year for audit and non-audit services, which are set forth above under “Audit Fees,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

The Audit Committee: Dominic A. Polimeni, Chairman Steven J. Bilodeau Herbert M. Gardner Martin Novick David Siegel

Independence of Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Dominic A. Polimeni (Chairman), Steven J. Bilodeau, Herbert M. Gardner, David Siegel and Martin Novick; Mr. Bilodeau joined the Audit Committee in June 2009. Each of the persons who serve on the Committee is (and was during fiscal 2009) independent, as defined by Rule 5605(a)(2)of the Nasdaq Listing Rules. The Board of Directors has determined that Dominic A. Polimeni qualifies as an “audit committee financial expert” under SEC rules.

MANAGEMENT

Our Officers

Our executive officers are:

Name	Position held with the Company
Arthur Nadata	Executive Chairman of the Board
James Estill	President and Chief Executive Officer
Richard S. Schuster	Senior Executive Vice President, Chief Operating Officer and Secretary
Kurt Freudenberg	Chief Financial Officer, Executive Vice President — Finance and Treasurer

All executive officers serve at the discretion of the Board.

All of our executive officers also serve as directors. For their biographies, please see “Proposal 1 —  Election of Directors.”

SECURITY OWNERSHIP

The following table sets forth, as of June 16, 2009, certain information with regard to the record and beneficial ownership of our common stock by (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock, based solely on filings with the Commission; (ii) each director (and director nominee); (iii) Nu Horizons’ principal executive officer, principal financial officer and the one other most highly compensated executive officer of Nu Horizons; (iv) one additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer as of February 28, 2009; and (v) all executive officers and directors as a group.

NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)		PERCENT
Officers and Directors
C. David Bowers(2)	0		*
James Estill	0		*
Kurt Freudenberg	46,091	(3)	*
Arthur Nadata	870,625	(4)(5)	4.7%
Richard S. Schuster	797,286	(5)(6)	4.3%
Steven J. Bilodeau	0		*
Herbert M. Gardner	164,360	(7)(8)	*
Martin Novick	70,000	(8)	*
Dominic A. Polimeni	85,000	(8)	*
David Siegel	130,000	(8)	*
All officers and directors as a group (9 persons)(9)	2,163,362		11.7%
Principal Stockholders
Dimensional Fund Advisors	1,527,299	(10)	8.2%
Donald Smith & Co., Inc.	1,844,801	(11)	10.0%
Nery Capital Partners, L.P.	1,855,000	(12)	10.0%

NOTES:

(*)	Less than 1% of our outstanding stock.
(1)	Except as otherwise indicated, the beneficial owner has sole voting and investment power.
(2)	Mr. Bowers ceased to serve as an executive officer effective December 5, 2008.
(3)	Consists of shares of restricted stock granted under the 2002 Key Employee Stock Incentive Plan, the rights to which are not yet fully vested, and options for 6,250 shares under the 2002 Key Employee Stock Incentive Plan which are exercisable within 60 days.
(4)	Includes options exercisable within 60 days for 157,500 shares under the 1998 Stock Option Plan, 150,000 shares under the 2002 Key Employee Stock Incentive Plan, and 90,000 shares under the 2002 Key Employee Stock Option Plan, and 50,000 shares of restricted stock under the 2002 Key Employee Stock Incentive Plan, the rights to which have not yet vested. Also includes 410,000 shares of common stock owned jointly with Mr. Nadata’s spouse, with whom he shares both investment and voting power as to these shares.
(5)	Includes 13,125 shares for Mr. Nadata and 19,687 for Mr. Schuster of fully vested common stock owned through the Employees Stock Ownership Plan, which include voting power. These officers are also Trustees of the Plan.
(6)	Includes options exercisable within 60 days for 157,500 shares of common stock under the 1998 Stock Option Plan, 150,000 shares under the 2002 Key Employee Stock Incentive Plan, and 60,000 shares under the 2000 Key Employee Stock Option Plan, and 50,000 shares of restricted stock under the 2002 Key Employee Stock Incentive Plan, the rights to which have not yet vested.
(7)	Includes 4,330 shares owned by Mr. Gardner’s spouse, as to which he disclaims beneficial ownership, and 19,210 shares held by his IRA.
(8)	Includes options exercisable within 60 days for 130,000 shares of common stock for Mr. Gardner, 70,000 shares for Mr. Novick, 85,000 shares for Mr. Polimeni and 130,000 shares for Mr. Siegel under the 2000 Outside Directors’ Stock Option Plan and 2002 Outside Directors’ Stock Option Plan.
(9)	Does not include Mr. Bowers, who ceased to serve as an executive officer effective December 5, 2008, and is no longer an employee.
(10)	1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(11)	152 West 57th Street, 22nd Floor, New York, NY 10019. Includes 316,818 shares over which Donald Smith & Co., Inc, does not have sole voting power.
(12)	22 South Pack Square, Suite 302, Asheville, NC 28801. Beneficial ownership reported jointly with Nery Capital Management, L.L.C., Nery Asset Management, L.L.C. and Michael A. Nery.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and Nasdaq. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq.

Based solely on our review of the copies of the forms and representations we have received, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2009, other than Mr. Freudenberg, who failed to timely report his payment of withholding taxes with shares of stock which were the subject of a grant of restricted stock at the time of vesting of a portion of such grant and Mr. Bowers, who twice failed to timely report his payment of withholding taxes with shares of stock which were the subject of grants of restricted stock at the time of the vesting of such grants and also failed to timely report four sales of an aggregate 4,712 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program Objectives and Overview

Nu Horizons’ current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific strategic and operating objectives of Nu Horizons; and (3) align executives’ interests with the long-term interests of Nu Horizons’ stockholders. As described in more detail below, the material elements of our current executive compensation program for our principal executive officer, principal financial officer and the other most highly compensated executive officers (“Named Officers”) include a base salary, an annual bonus opportunity, perquisites, retirement benefits, severance protection for certain actual or constructive terminations of the Named Officers’ employment, and, for two of our Named Officers, additional post-termination benefits payable upon retirement, death or disability.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation	Objectives Attempted to be Achieved
Base Salary	• Attract and retain qualified executives
Bonus Compensation	• Motivate performance to achieve specific strategies and operating objectives
• Attract and retain qualified executives
Perquisites and Personal Benefits	• Attract and retain qualified executives
Equity-Based Compensation (stock options, restricted stock)	• Attract and retain qualified management personnel and other key employees
• Motivate performance to achieve specific strategies and operating objectives
• Align Named Officers’ long-term interests with stockholders’ long-term interests
Retirement Benefits (e.g., 401(k))	• Attract and retain qualified executives
Severance and Other Benefits Upon Termination of Employment	• Attract and retain qualified executives
• Motivate performance to achieve specific strategies and operating objectives

As indicated in the table above, base salaries, perquisites and personal benefits, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary will increase from year to year depending on cost-of-living or performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. Some of the elements, such as base salaries and perquisites and personal benefits, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as equity awards which vest over a period of time or upon retirement or other termination of employment. We believe that this mix of long-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

The annual bonus payable to each of Arthur Nadata, our Executive Chairman of the Board (and formerly, including during fiscal year 2009, our principal executive officer), and Richard S. Schuster, our Senior Executive Vice President (and formerly, including during fiscal year 2009, our President), is established by the terms of their respective employment agreements (as amended to date, the “Officer Employment Agreements”) and is intended to motivate their performance to increase net income. The annual bonus opportunity of Kurt Freudenberg, our principal financial officer, is primarily intended to motivate his performance to achieve various operating objectives, including accounting, budgeting, planning, treasury, financial reporting, internal controls, strategic growth, process improvements and earnings goals. The annual bonus opportunity of David Bowers (formerly, Executive Vice President of Distribution) was intended to motivate his performance to achieve sales objectives. We believe the bonuses paid to our Named Officers, under the Officer Employment Agreements and otherwise, also help us to attract and retain those executives. Each executive’s annual bonus is paid out on an annual short-term basis and is designed to reward performance for that period.

Our equity-based compensation is primarily intended to align our executives’ long-term interests with stockholders’ long-term interests, although we also believe it helps motivate performance and helps us attract and retain executives. We believe that the way to increase stockholder value is to increase the trading price of our common stock. Our equity incentive program primarily consists of the grant of stock options; our stock incentive plans only permit the grant of options with an exercise price equal to the market price on the grant date. Through the use of stock options, a significant portion of potential compensation is tied directly to stock price appreciation, thereby aligning the interests of the Named Officers and other executives with those of our stockholders. We believe that the foregoing is an effective link between an increase in stockholder value and our executives’ compensation.

We also believe equity-based compensation awards help us retain executives, as well as motivate performance to achieve specific strategies and operating objectives. Equity-based compensation is paid out or earned on a longer-term basis than cash compensation and is designed to reward the achievement of our strategic and operating objectives for the applicable fiscal year, taking into consideration historical performance, and induce the executives to remain in our employ over the vesting period of the award.

The Compensation Committee’s general philosophy is that bonus and equity compensation should be consistent with sound corporate governance principles, as well as competitive compensation practices. The Compensation Committee believes incentive compensation fluctuates with the Company’s success in achieving financial and other goals, and that Nu Horizons should continue to use long-term compensation such as stock options and restricted stock to align stockholder and executives’ interests. The Compensation Committee and Nu Horizons’ Executive Chairman believe in having a significant component of compensation derived from results-based incentive compensation, and therefore we have set executive base salaries near the median of peer companies.

The Compensation Committee previously retained GK Partners, an outside executive compensation consulting firm (which provides no other services to the Company) to provide general compensation expertise, explore alternative incentive programs and analyze comparative compensation information for the Compensation Committee. In carrying out its responsibilities in 2007, the Compensation Committee sought the consulting firm’s advice regarding compensation levels within the industry. The consulting firm provided valuable information to the Compensation Committee by benchmarking the Compensation Committee’s executive compensation program against those of a peer group of comparable electronics distribution companies, which was suggested by the consulting firm and which included such companies as Avnet, Inc., Arrow Electronics, Inc., Bell Microproducts, Inc., DRS Technologies, Inc., Linear Technology Corp., Jaco Electronics, Inc. and MSC Industrial Direct. This benchmarking was performed for comparative purposes. The Compensation Committee then determined the amount of the components of our executive compensation program using, among other factors, the information provided to it by the consulting firm and taking into consideration that the base salary and, for certain Named Officers, the bonus, is established by contract.

The Compensation Committee also retained GK Partners to provide advice with respect to the terms of our employment contract with James Estill (the “Estill Agreement”), pursuant to which he serves as our President and Chief Executive Officer effective as of June 1, 2009.

Current Executive Compensation Program Elements

We currently have employment agreements in place for three of our named executive officers — Arthur Nadata, Richard Schuster and James Estill. We also have a change-in-control agreement in place for Kurt Freudenberg — our other Named Officer. Each of the foregoing agreements is described in further detail below in the context of this section.

Base Salaries

Like most companies, Nu Horizons’ policy is to pay our executives’ base salaries in cash.

On September 13, 1996, we signed the Officer Employment Agreements, as amended, with Messrs. Nadata and Schuster, two of our Named Officers for a continually renewing five-year term. The Officer Employment Agreements specify a base salary of $226,545 for each Named Officer in 1997, which shall be increased each year by the change in the consumer price index. The base salary paid during fiscal 2009 was $316,084 for Mr. Nadata and $331,656 for Mr. Schuster, each of which was reduced to $284,475 and $300,478, respectively, in connection with the Company’s current cost-savings measures.

On January 3, 2008, we entered into an agreement with our principal financial officer (the “Freudenberg Agreement”), which replaced a prior agreement (the “Initial Freudenberg Agreement”), which was entered into in order to induce Mr. Freudenberg to become our employee. Although not an employment agreement, since it does not provide for an employment term, the Freudenberg Agreement specifies a base salary of $265,000, which was increased due to a cost-of-living adjustment. The base salary paid pursuant to the Initial Freudenberg Agreement was established by the Compensation Committee in consultation with an executive search firm, our Chief Executive Officer and the Company’s outside compensation consulting firm which provided a benchmark analysis of cash compensation for CFO positions. The base salary paid during fiscal 2009 was $285,000, which was reduced to $256,000 in connection with the Company’s current cost-saving measures.

The base salary paid to Mr. Bowers was established by management through negotiation with Mr. Bowers prior to the time that he became an executive officer. There was no change in the amount of Mr. Bowers’ base compensation from the time of his appointment as an executive officer to his resignation as an executive officer effective December 5, 2008.

The base salary that was paid to each Named Officer in fiscal 2009 is the amount reported for such officer in Column (c) of the Summary Compensation Table.

Pursuant to the terms of the Estill Agreement, Mr. Estill will be employed for a four-year term commencing June 1, 2009, and receive an annual salary of $350,000. In the event that at any time during the employment term the Company is not profitable for three consecutive fiscal quarters, Mr. Estill’s annual salary will be reduced to $30,000 and will be increased to its initial base rate of $350,000 in the fiscal quarter following the quarter in which the Company reports a profit.

Annual Bonuses

Each of the Named Officers is eligible to receive a cash bonus, as determined by the Compensation Committee in accordance with the terms of any employment agreement or otherwise in its discretion.

The annual bonus paid to Messrs. Nadata and Schuster pursuant to the Officer Employment Agreements is intended to motivate their performance to increase net income. The amount of the bonus is established by the terms of such agreements, which entitle each of them to an annual bonus equal to 3.33% (6.66% in the aggregate) of our consolidated earnings before income taxes.

Mr. Freudenberg’s bonus, which is primarily intended to motivate his performance to achieve various operating objectives, is calculated as .0045% of the Company’s consolidated income before taxes and minority interests but no less than $87,500, which amount was reduced to $80,000 in respect of the Company’s fiscal year ended February 28, 2009 due to the Company’s current cost-saving measures.

The annual bonus opportunity of David Bowers (formerly, Executive Vice President of Distribution) was intended to motivate his performance to achieve sales objectives; however, based on prior performance, he received a guaranteed minimum bonus of $50,000.

Pursuant to the Estill Agreement, Mr. Estill will be eligible to receive a total annual target bonus consisting of a quantitative bonus and a qualitative bonus. The quantitative bonus will be in an amount up to 100% of his initial base salary, with a target of 50% of the initial base salary. The quantitative bonus will be calculated based on reaching a minimum achievement goal (the “Minimum”), where Mr. Estill shall have the right to receive a portion of such quantitative bonus, a target achievement goal (the “Target”), where he shall have the right to receive the target amount ($175,000), and an overachievement goal (the “Maximum”), where he shall have the right to receive the maximum incentive amount ($350,000) of the quantitative bonus. For the fiscal year ending February 28, 2010 (“Fiscal 2010”), the quantitative bonus will be calculated based on Nu Horizons’ achievement of certain levels of Pre-Tax Income (as defined in the Estill Agreement), with a Minimum of $5,000,000 Pre-Tax Income, a Target of $10,000,000 Pre-Tax Income and a Maximum of $13,000,000 Pre-Tax Income. The quantitative bonus payable to Mr. Estill will be calculated on a straight-line basis between the Minimum and the Target, or the Target and the Maximum, as applicable. Any qualitative bonus paid to Mr. Estill shall be in an amount up to 50% of the initial base salary, with a target bonus in an amount equal to 25% of the initial base salary, as determined by the Board and the Compensation Committee in their sole and absolute discretion. All or any portion of the qualitative bonus may be paid in the form of stock compensation in the sole and absolute discretion of the Board and Compensation Committee.

According to the Company’s outside compensation consulting firm, the Company’s cash compensation is in line with average executive compensation among its peer companies.

Perquisites

In addition to base salaries and annual bonus opportunities, Nu Horizons provides the Named Officers with certain perquisites and personal benefits, including automobile-related expenses and medical benefits. We believe that certain perquisites and personal benefits are often a tax-advantaged way to provide the Named Officers with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each Named Officer’s base salary, we take the value of each Named Officer’s perquisites and personal benefits into consideration.

The perquisites and personal benefits paid to each Named Officer in 2009 are reported in the column titled “All Other Compensation” of the Summary Compensation Table below, and are further described in footnote (1) to the Summary Compensation Table.

Equity-Based Compensation

Nu Horizons’ policy is that the Named Officers’ long-term compensation should be directly linked to the value provided to stockholders of Nu Horizons common stock. Accordingly, the Compensation Committee grants equity awards, currently under the 2002 Key Employee Incentive Plan, designed to reward our executives for assisting the Company in achieving its long-term objectives, link an increase in stockholder value to compensation and induce our executives to remain in our employ over the vesting period of the award. Grants of stock incentives have consistently been a part of Nu Horizons’ executive compensation program. See “Stock Option and Benefit Plans” for a description of the terms of Nu Horizons’ current stock incentive plans.

During fiscal 2009, the Compensation Committee made awards of an aggregate 136,500 shares of restricted stock to all employees, none of which were awarded to the Named Officers, and made awards of options to purchase an aggregate 60,000 shares (excluding 60,000 to outside directors), of which options to purchase 25,000 shares were awarded to the Named Officers and, specifically, to Mr. Freudenberg. The Compensation Committee believes that the use of these awards encourages executives to continue to use their best professional skills and to remain in Nu Horizons’s employ. Options granted by Nu Horizons under the 2002 Key Employee Incentive Plan generally vest and become exercisable in installments of 50% after one year and the balance on the next anniversary date, although the options granted to Mr. Freudenberg in fiscal 2009 vest 25% on each of the first, second, third and fourth anniversaries of the grant date. The life of the options is generally ten years. Grants of restricted stock generally vest over a period of seven years, with accelerated vesting upon the achievement of certain performance milestones. In reviewing the form of stock compensation (i.e., stock options v. restricted stock) granted to any of the Named Officers, the Compensation Committee will consider a variety of important administrative and technical factors, including (but not limited to): (1) the overall availability of shares under the stock compensation plan; (2) the dilution effects of shares granted under the plan; (3) the number of stock options and restricted shares currently outstanding under the current plan and all previous plans (individually and in the aggregate); (4) the number of options or restricted shares previously vested and/or exercised (individually and in the aggregate); (5) the overall compensation expense and current accounting impact of any past or future grants; and (6) the applicable tax implications of any such grant to both the employee and the Company. When considering equity grants, the Compensation Committee considers each Named Officer’s responsibilities, his performance during the prior year, his expected future contribution to Nu Horizons’ performance and competitive data on grant values at comparable companies.

Retirement Benefits and Deferred Compensation Opportunities

On December 1, 2004, our Board of Directors approved the adoption of the Nu Horizons Executive Retirement Plan (the “Retirement Plan”). The Board of Directors adopted the Retirement Plan to enable Nu Horizons to provide an unfunded retirement benefit to certain executive employees of Nu Horizons and its subsidiaries upon such executive’s retirement (as defined in the Retirement Plan). At the time the Board of Directors approved the Retirement Plan, it determined that the participation of each of Messrs. Nadata and Schuster, each a Founder (as defined in the Retirement Plan), would be contingent upon the execution and delivery by each of them of an amendment to their respective Officer Employment Agreements, which amendment would provide that a termination of employment other than for death, disability or cause would be a “Retirement” under the Retirement Plan. As a result, the “Effective Date” of the Retirement Plan is March 28, 2005, the date of such execution and delivery. Pursuant to the Retirement Plan, upon his Retirement, each of Messrs. Nadata and Schuster will be entitled to receive for five calendar years an annual cash benefit in an amount determined by the number of years of service he has provided to the Company, ranging from a minimum of $310,000 for 20 years of service to a maximum of approximately $393,000 for 25 or more years of service. Based on their current years of service, each of them will be entitled to receive the maximum cash benefit.

In addition, in the event that the employment of either Mr. Nadata or Schuster is terminated without “Cause” (as defined in their respective Officer Employment Agreements): (A) he shall be entitled to retain certain life insurance policies purchased for his benefit pursuant to his respective Officer Employment Agreement and assume the obligations thereunder; (B) he shall be entitled to retain any long-term care policies purchased for his benefit and assume the obligations thereunder; and (C) he and the Company shall enter into a consulting agreement. Pursuant to such consulting agreement, each of Messrs. Nadata and Schuster shall serve as a consultant to the Company for a five-year period beginning upon his termination other than for Cause, in exchange for which he and his spouse shall be entitled to medical benefits plus reimbursement for the income taxes payable in respect of a portion of such benefits.

Deferred compensation, through both employer and employee contributions to the Nu Horizons 401(k) plan, is a tax-advantaged means of providing the Named Officers with additional compensation that supplements their base salaries and bonus opportunities.

Severance and Other Benefits Upon Termination of Employment

Nu Horizons’ policy is to provide Named Officers with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than for “Cause.” Nu Horizons selected such events because they are standard termination triggers in employment contracts. Nu Horizons determined that its failure to provide such standard termination provisions would adversely affect its ability to achieve its compensation objectives.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the Named Officers in connection with their termination of employment or a Change in Control.

Stock Ownership Guidelines

The Company does not have formal guidelines for the amount of officer and director stock ownership.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the deductibility by Nu Horizons of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Base compensation paid to executive officers for fiscal 2009 was within the $1 million Section 162(m) threshold and should therefore be deductible by Nu Horizons. Stock options and restricted stock granted under Nu Horizons’ existing plans, as well as the formulaic portion of the cash bonus paid to Messrs. Nadata and Schuster, are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, Nu Horizons should be allowed to deduct compensation related to options granted under each of these plans and the formula portion of the cash bonuses.

Compensation Committee Report

Nu Horizons’ Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the non-employee directors named at the end of this report, each of whom is independent as defined by Nasdaq Rule 5605(a)(2). The Compensation Committee has reviewed and discussed with management the disclosure contained in this Compensation Discussion and Analysis. Based upon this review and our discussions, the Nu Horizons’ Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and, by incorporation, Nu Horizons’ Annual Report on Form 10-K.

Compensation Committee of the Board of Directors
Herbert M. Gardner, Chairman Steven J. Bilodeau Martin Novick Dominic A. Polimeni David Siegel

Compensation Committee Interlocks and Insider Participation

Messrs. Gardner, Novick, Polimeni and Siegel were members of the Compensation Committee during fiscal 2009; Mr. Bilodeau joined the committee in June 2009. No member of the Compensation Committee during fiscal 2009 is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during the fiscal year ended February 28, 2009.

Compensation of Named Officers

The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal Year-End and Option Exercises and Stock Vested tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

As set forth on the following tables, compensation for Mr. Freudenberg reflects his employment with the Company beginning during fiscal 2007 on June 5, 2006, as a Vice President and continuing, effective July 15, 2006, as Chief Financial Officer and for Mr. Bowers, commencing on his appointment as an executive officer during fiscal 2008 on July 3, 2007. Named Officers who also serve as directors do not receive any additional compensation for their service as directors.

The discussion of the potential payments due upon a termination of employment or change in control, below, is intended to further explain the potential future payments that are, or may become, payable to our Named Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
Arthur Nadata, Executive Chairman of the Board (2)	2009	313,181	—	120,355	411,878	56,519	901,933
	2008	343,185	119,780	124,600	430,223	51,352	1,069,140
	2007	280,000	539,000	57,000	300,000	58,000	1,234,000

Kurt Freudenberg, Executive VP Finance and CFO	2009	277,798	80,000	14,300	—	20,083	392,181
	2008	259,230	87,500	42,313	—	20,400	409,443
	2007	187,000	66,000	13,000	—	14,000	280,000

Richard S. Schuster, Senior Executive VP and COO(3)	2009	334,886	—	120,355	304,401	28,690	788,332
	2008	367,149	119,780	124,600	54,187	25,140	690,856
	2007	292,000	539,000	57,000	300,000	40,000	1,228,000

C. David Bowers Executive VP — Distribution(4)	2009	352,537	37,500	69,410	—	—	459,447
	2008	359,600	50,000	72,554	—	47,889	530,043
	2007	329,415	128,752	127,085	—	8,000	593,252

(1)	The amounts disclosed in this column include our contributions on behalf of the Named Officer to the 401(k) retirement plan in amounts equal to a maximum of 1% of the Named Officer’s annual salary and, for Messrs. Nadata and Schuster, contributions to life insurance policies where Nu Horizons is not the beneficiary, and the cost to us of the non-business use of Company automobiles used by the Named Officers.
(2)	Effective June 1, 2009, Mr. Nadata became our Executive Chairman of the Board and ceased to serve as our Chairman of the Board and Chief Executive Officer, the positions under which he earned or was paid the compensation set forth in the table above.
(3)	Effective June 1, 2009, Mr. Schuster became our Senior Executive Vice President and ceased to serve as our President, a position under which he earned or was paid the compensation set forth in the table above. However, Mr. Schuster retained his position as the Company’s Chief Operating Officer.
(4)	Effective December 5, 2008, Mr. Bowers resigned as an executive officer, and he ceased to be employed by us on April 3, 2009. As a result, the compensation set forth for 2009 in the table above reflects compensation earned by or paid to Mr. Bowers for his service as an executive officer and employee and severance payments of $52,968.88 received in connection with his resignation.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2009

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)		Maximum (#)
Arthur Nadata, Executive Chairman of the Board	—	—	—		—	—
Kurt Freudenberg, Executive VP — Finance and CFO	8/5/08	—	25,000	(1)	—	$49,030
Richard S. Schuster, Senior Executive VP and COO	—	—	—		—	—
C. David Bowers, Executive VP — Distribution	—	—	—		—	—

(1)	Stock options granted under the 2002 Key Employee Stock Incentive Plan, which shall vest ratably over a period of four years.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arthur Nadata, Executive Chairman of the Board	157,500	0	0	$4.13	6/29/09	—	—	50,000	$100,000
	150,000	0	0	$6.17	9/24/12
	90,000	0	0	$6.17	9/24/12
Kurt Freudenberg, Executive VP — Finance and CFO	—	—	—	—	—	—	—	12,858	$25,716
								10,716	$21,432
								10,716	$21,432
Richard S. Schuster, Senior Executive VP and COO	—	—	—	—	—	—	—	50,000	$100,000
	157,500	0	0	$4.13	6/29/09
	150,000	0	0	$6.17	9/24/12
	60,000	0	0	$6.17	9/24/12
C. David Bowers, Executive VP — Distribution	10,000	—	—	$9.88	7/3/09	—	—	17,860	$35,720
	5,000			$7.97	7/3/09			21,430	$42,860

(1)	Restricted Shares granted to Named Officers shall vest, in the case of Messrs. Nadata and Schuster, at the end of a five-year period and in the case of Messrs. Freudenberg and Bowers, ratably over a seven-year period, except that the rights to such shares shall accelerate, as follows: (i) at such time as the Company has cumulative diluted earnings per share of $1.80, the rights to two-thirds of the restricted shares shall vest, and (ii) after two years, at such time as the Company has cumulative diluted earnings per share of $3.05, the rights to the remaining one-third of the restricted shares shall vest. Due to the termination of Mr. Bowers’ employment on April 3, 2009, Mr. Bowers forfeited his rights to 35,720 unvested restricted shares.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arthur Nadata, Executive Chairman of the Board	—	—	—	—
Kurt Freudenberg, Executive VP — Finance and CFO	—	—	6,426	$27,203
Richard S. Schuster, Senior Executive VP and COO	—	—	—	—
C. David Bowers, Executive VP — Distribution	—	—	7,140	$41,483

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Arthur Nadata,(1) Executive Chairman of the Board	Executive Retirement Plan	25	1,442,099	0
Kurt Freudenberg, Executive VP — Finance and CFO	—	—	—	—
Richard S. Schuster,(1) Senior Executive VP and COO	Executive Retirement Plan	25	958,591	0
C. David Bowers, Executive VP — Distribution	—	—	—	—

(1)	Effective June 1, 2009, the Company entered into amendments to the Officer Employment Agreements which provide that upon the retirement of either Mr. Nadata or Mr. Schuster, he and the Company shall enter into a consulting agreement. Pursuant to such consulting agreement, he shall serve as a consultant to the Company for a five-year period beginning upon his retirement, in exchange for which he and his spouse shall be entitled to medical benefits plus reimbursement for the income taxes payable in respect of a portion of such benefits. The present value of such medical benefits, assuming retirement in May 2014, is $124,000 for Mr. Nadata and $145,000 for Mr. Schuster.

Pursuant to the terms of the Retirement Plan, we will provide an unfunded retirement benefit to each of Messrs. Nadata and Schuster upon his retirement. Upon his retirement, each executive will be entitled to receive for five calendar years an annual cash benefit in an amount determined by the number of years of service he has provided to the Company, ranging from a minimum of $310,000 for 20 years of service to a maximum of approximately $393,000 for 25 or more years of service. Based on their current years of service, each of them will be entitled to receive the maximum cash benefit. The computation in the table above reflects the payment of five years salary at the present value assuming a retirement date of May 1, 2010 for Mr. Nadata and July 1, 2012 for Mr. Schuster. Neither Mr. Freudenberg nor Mr. Bowers is or was a participant in the Retirement Plan.

NON-QUALIFIED DEFERRED COMPENSATION

The Company made no contributions pursuant to any non-qualified deferred compensation plan during fiscal 2009.

Potential Payments Upon Termination or Change-in-Control

Severance Provisions of Employment Agreements

The Officer Employment Agreement with each of Messrs. Nadata and Schuster provides that on the termination of his agreement, the Named Officer, or his estate, is entitled to the following:

•	Due to death or Disability (as defined in the Officer Employment Agreement), payment of salary and bonus for a five (5) year period based on the salary and bonus paid for the last completed fiscal year.
•	For Cause (as defined in the Officer Employment Agreement), payment of base salary and participation in employee benefit plans through the date of termination.
•	Without Cause (as defined in the Officer Employment Agreement), the right to retain and assume obligations with respect to a life insurance policy and long-term care policies and to enter into a consulting agreement with the Company which provides that he will serve as a consultant for a five-year period in exchange for medical benefits for him and his spouse plus reimbursement for income taxes payable in respect of a portion of such benefits.
•	Termination other than for death, disability or cause, shall be deemed to be a “Retirement” under the Retirement Plan. See “Retirement Benefits and Deferred Compensation Opportunities” and “Pension Benefits” above.
•	Termination within six months following a Change in Control (as defined in the Officer Employment Agreement), a lump sum payment equal to three times the average total annual compensation paid to him with respect to the five fiscal years prior to the Change in Control, minus $100.

The Freudenberg Agreement provides that if Mr. Freudenberg terminates his employment for “Good Reason” or Nu Horizons terminates his employment, in either case, within one year following a Change in Control (as defined in the agreement), he is entitled to receive a lump sum payment equal to the amount of his base salary in effect at the time of such event, plus a pro-rata portion of his annual bonus, based on the bonus paid to him for the immediately preceding fiscal year.

The Estill Agreement provides that if the Company terminates the agreement without “Cause” or if Mr. Estill terminates the Estill Agreement for “Good Reason” (in each case as defined in the Estill Agreement), Mr. Estill is entitled to receive (i) his base salary through the date of termination, (ii) any earned but unused vacation, (iii) any unreimbursed expenses properly incurred prior to the last day of work, and (iv) severance pay equal to six months’ of his initial base salary, which shall be payable over such six-month period. In addition, if he is terminated by the Company other than “for cause” on or before June 1, 2010, the Company is also required to reimburse Mr. Estill for his actual expenses in an amount not to exceed $50,000 in connection with his physical relocation to Canada, together with real estate commissions and legal expenses actually incurred by him in connection with the sale of his home in an amount not to exceed $50,000.

Estimation of Benefits

Set forth below is an estimation of the benefits payable to each of the Named Officers serving during fiscal 2009 assuming that such officer’s employment was terminated within six months of a change-in-control of the Company and that the event triggering such payment occurred on February 28, 2009.

Name	Estimated Total Value of Cash Payments
Arthur Nadata	$1,422,376
Richard Schuster	$1,500,239
Kurt Freudenberg	$336,500

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of February 28, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by security holders	1,279,500	$8.68	1,208,371
Equity compensation plans not approved by security holders(1)	768,973	4.84	14,000
Total	2,048,473	$7.24	1,222,371

(1)	For a description of the material terms of the equity compensation plans that were not approved by the Company’s stockholders, see “Stock Option and Benefit Plans” below.

Stock Option and Benefit Plans

We currently have six stock incentive plans under which there are outstanding awards — the 1998 Stock Option Plan, the 2000 Stock Option Plan, the 2000 Key Employee Stock Option Plan, the 2000 Outside Directors’ Stock Option Plan, the 2002 Key Employee Stock Incentive Plan and the 2002 Outside Directors’ Stock Option Plan. The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors. Options granted under our plans vest as determined at the time of grant by the Board of Directors or the Compensation Committee, other than the 2000 Outside Directors’ Stock Option Plan and the 2002 Outside Directors’ Stock Option Plan under which options vest over a period of two years. The term of each option is generally ten years and is determined at the time of grant by the Board of Directors or the Compensation Committee. The purchase price of the shares of common stock subject to each option granted is not less than 100% of the fair market value of our common stock at the date of grant. In addition, we may issue shares of restricted stock under the 2002 Key Employee Stock Incentive Plan. Shares of restricted stock may be issued either alone, in addition to, or in tandem with, other awards granted under the 2002 Key Employee Stock Incentive Plan and/or cash awards made outside of the 2002 Key Employee Stock Incentive Plan. The Compensation Committee may determine the duration of the restriction period, during which a participant is restricted from selling, transferring, pledging or assigning the shares of stock that are the subject of the award. The restriction period will generally lapse over a period of five to seven years, during which period the continued service of the participant in good standing is required. The Compensation Committee is required to condition any lapse of a restriction period or early vesting of the right to receive restricted stock upon the attainment of specified performance goals as determined by them at the time of grant, including performance goals such as cumulative earnings per share or average return on equity. The Compensation Committee may also condition the vesting of restricted stock on such other factors as the committee may determine, in its sole discretion. Within these limits, the Compensation Committee may also provide for the lapse of the restriction period in installments.

All of our stock plans, other than the 2000 and 2002 Outside Directors’ Stock Option Plans, provide that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, exchange or combination of shares, merger or any other change in capitalization. The 2000 and 2002 Outside Directors’ Stock Option Plans provide for an automatic adjustment in the event of such a change in capitalization. The participants in these plans are officers, directors and employees of, or consultants to, the Company and its subsidiaries or affiliates, except that our executive officers and directors are not eligible to participate in the

2000 Stock Option Plan and only non-employee directors (of which there are currently five) received or are eligible to receive grants under the 2000 Outside Directors’ Stock Option Plan and the 2002 Outside Directors’ Stock Option Plan. Except for the 1998 Stock Option Plan and the 2000 Stock Option Plan, all of our equity incentive plans were submitted to and approved by stockholders.

The following table sets forth information regarding our equity plans and other outstanding convertible securities as of February 28, 2009:

Name of Plan	Shares Outstanding at February 28, 2009	Shares Issuable for Exercisable Options at February 28, 2009	Average Exercise Prices of Outstanding Options	Shares Available for Grant at February 28, 2009
1998 Stock Option Plan	648,973	648,973	$3.98	—	(1)
2000 Stock Option Plan	120,000	120,000	$9.52	14,000
2000 Outside Directors’ Stock Option Plan	165,000	165,000	$10.16	—
2000 Key Employee Stock Option Plan	565,000	565,000	$8.24	285,000
2002 Outside Directors’ Stock Option Plan	270,000	210,000	$11.38	180,000
2002 Key Employee Stock Incentive Plan	909,145	339,500	$7.03	743,301

(1)	The 1998 Stock Option Plan expired on April 28, 2008.

2009 Outside Director Compensation

DIRECTORS’ COMPENSATION FOR FISCAL 2009

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Herbert M. Gardner	137,920	73,384	—	—	—	211,304
Martin Novick	108,720	73,384	—	—	—	182,104
Dominic A. Polimeni	152,420	73,384	—	—	—	225,804
David Siegel	108,720	73,384	—	—	—	182,104

(1)	Options granted during fiscal 2009 pursuant to the automatic grant provisions (15,000 shares annually for each director) of the 2002 Outside Directors’ Stock Option Plan at a price of $4.69 per share, the market price on the date of grant.
(2)	The option expense was calculated according to Financial Accounting Standard No. 123(R) Share Based Payment, which includes grants in fiscal years 2007 and 2008 that vested in fiscal year 2009.

In connection with a reduction in compensation payable to certain of our employees, including our executive officers, at a meeting held on January 7, 2009, the Board of Directors approved a reduction of 10% to the cash compensation of its non-employee directors effective as of January 19, 2009. Consequently, effective January 19, 2009 until the elimination of the salary reduction for employees, the cash compensation payable to our outside directors will be as follows:

•	the annual cash retainer payable for Company Board-level (as opposed to Committee-level) service will be $27,000;
•	the annual cash retainer payable to the chairman of the Audit Committee will be $10,800;
•	the annual cash retainer payable to the chairman of the Compensation Committee will be $8,100;
•	the amount of the per-meeting fee for in-person Board of Directors meetings will be $1,440;
•	the amount of the per-meeting fee for in-person Committee meetings will be $1,080;

•	the amount of the per-meeting fee payable for telephonic meetings of the Board of Directors or a Committee lasting one hour or less is 50% of the per-meeting fee for a Board of Directors or Committee meeting, as applicable; and
•	the amount of the compensation payable to members of any Special Committee, if and when such a Committee is needed, will be $4,500 per month for the Special Committee Chairman, $2,250 per month for the Special Committee Vice-Chairman, and $1,800 per-meeting for all members of the Special Committee. The additional compensation will be discontinued when any Special Committee project is suspended or concluded.

Upon the elimination of the salary reduction for employees, our non-employee directors will receive fees as follows:

•	the annual cash retainer payable for Board-level (as opposed to Committee-level) service is $30,000;
•	an annual cash retainer of $12,000 is payable to the chairman of the Audit Committee;
•	an annual cash retainer of $9,000 is payable to the chairman of the Compensation Committee;
•	the amount of the per-meeting fee for in-person Board of Directors meetings is $1,600;
•	the amount of the per-meeting fee for in-person Committee meetings is $1,200;
•	the amount of the per-meeting fee payable for telephonic meetings of the Board of Directors or a Committee lasting one hour or less is 50% of the per-meeting fee for a Board of Directors or Committee meeting, as applicable; and
•	in the event that the Company determines that it is advisable to establish a Special Committee, if and when such a Committee is needed, additional compensation is paid at the rate of $5,000 per month for the Special Committee Chairman, $2,500 per month for the Special Committee Vice-Chairman, and $2,000 per meeting for all members of the Special Committee. The additional compensation will be discontinued when any Special Committee project is suspended or concluded.

Employee Stock Ownership Plan

In January 1987, we adopted an Employee Stock Ownership Plan (“ESOP” or “Plan”) that covers substantially all of our employees. The ESOP is managed by two trustees, Messrs. Nadata and Schuster (the “Trustees”), who vote the securities held by the Plan (other than securities of the Company which have been allocated to employees’ accounts). Currently, all securities held by the Plan have been allocated to employees’ accounts.

The annual contributions to the Plan are to be in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and the annual contribution by us to an employee’s account is not permitted to exceed the lesser of $46,000 (for 2008, or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 100% of such employee’s annual compensation, as defined under the Plan. No contributions are required of, nor shall any be accepted from, any employee.

All contributions to the Plan are invested in our securities (except for temporary investments), the Trustees having the right to purchase our securities on behalf of employees. The Trustees are considered the stockholder for the purpose of exercising all owners’ and stockholders’ rights with respect to our securities held in the Plan, except for voting rights, which inure to the benefit of each employee who can vote all shares held in his account, even if said shares are not vested. Vesting is based upon an employee’s years of service, with employees generally becoming fully vested after six years. As required, participants who are at least age 55 with at least 10 years of participation in the Plan may elect to diversify a portion of their account. Diversification is offered to each eligible participant over a six-year period. In each of the first five years, a participant may diversify up to 25 percent of the number of post-1986 shares allocated to his or her account, less any shares previously diversified. In the sixth year, the percentage changes to 50 percent. Participants who elect to diversify can also receive a cash distribution.

Benefits are payable to employees at retirement or upon death, disability or termination of employment, with payments commencing no later than sixty days following the last day of the Plan year in which such event occurred. Subject to the right of the employee to demand payment in the form of our common stock, all benefits are payable in cash or in common stock, at the discretion of the Trustees.

The Trustees are empowered to borrow funds for the purpose of purchasing our securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for reallocation as principal is repaid. At February 28, 2009, there were no borrowings relative to the plan. At February 28, 2009, the ESOP owned 314,729 shares at an average price of approximately $3.45 per share. In April 2008, the Board of Directors approved a resolution to proceed with filing an application to terminate the ESOP, which application was filed in December 2008.

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code. All non-union employees over age 21 who have been employed by us for at least three months are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 100% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($15,500 in calendar 2008, and for employees age 50 or older, $20,500). Company contributions are discretionary. Effective with the plan year ended February 29, 2008, we elected to make matching contributions at the rate of $.25 per dollar contributed by each employee up to a maximum of 1% of an employee’s salary vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after five years of any employee’s service with us, our matching contributions are fully vested. Matching contributions by the Company were made for a portion of fiscal 2009, as the Company halted the policy in November 2008 in connection with the Company’s current cost-savings measures. As of February 28, 2009, approximately 266 employees had elected to participate in the plan. For the fiscal year ended February 28, 2009, we contributed $213,011 to the plan, of which $7,130 was a matching contribution of $2,433 for Mr. Nadata, $2,614 for Mr. Schuster, and $2,083 for Mr. Freudenberg.

FINANCIAL STATEMENTS

A copy of our Annual Report of Stockholders for the fiscal year ended February 28, 2009 has been provided to all stockholders as of June 16, 2009. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

ADDITIONAL INFORMATION

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, estimated to be $60,000, has been or will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay. MacKenzie Partners is assisting us with the solicitation of proxies for a fee of $6,500, plus out-of-pocket expenses.

Deadline for Submission of Stockholder Proposals for the 2010 Annual Meeting

Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than February 25, 2010 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our company at our principal offices (i) if seeking to nominate directors, not later than May 6, 2010 nor earlier than April 6, 2010 or (ii) if not seeking to nominate directors, not later than April 6, 2010 nor earlier than March 7, 2010. If notice of any stockholder proposal is not received within these time periods, the notice shall be deemed ineffective and either the nomination shall be void or the business shall not be transacted. If the Board of Directors chooses to present a proposal submitted outside of these time periods at the 2010 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2010 Annual Meeting may exercise discretionary voting power with respect to such proposal.

A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not considered proxy soliciting material.

By Order of the Board of Directors,
Richard S. Schuster Secretary

Melville, New York
June 25, 2009

Exhibit “A”

NU HORIZONS ELECTRONICS CORP.
2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

1. Purposes of the Plan.  The purposes of this 2002 Outside Directors' Stock Option Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “non-statutory stock options.”

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

(i) a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

(ii) if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company’s then outstanding securities; or

(iii) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

(d) “Common Stock” means the Common Stock of the Company, par value $0.0066 per share.

(e) “Company” means Nu Horizons Electronics Corp., a Delaware corporation.

(f) “Director” means a member of the Board.

(g) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

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(j) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(k) “Optioned Stock” means the Common Stock subject to an Option.

(l) “Optionee” means an Outside Director who receives an Option.

(m) “Outside Director” means a Director who is not an Employee.

(n) “Plan” means this 2002 Outside Directors' Option Plan.

(o) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

3. Stock Subject to the Plan.  Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 600,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

4. Administration of and Grants under the Plan.

(a) Administration.  Except as otherwise required herein, the Plan shall be administered by the Board. Except as provided in Section 4(b) hereof, all grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(b) Discretionary Option Grants.

(i) The Board may, in its sole discretion, determine to grant Options to any Outside Director at or about the time that such Outside Director first becomes elected or appointed to the Board. The amount of any Options granted shall be as determined by the Board at the time of such grant. The terms of such initial Option shall be as set forth in Section 4(c)(iii) hereof.

(c) Automatic Option Grants.

(i) Except as provided in Section 4(b), no person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) At each annual stockholder meeting during the term of this Plan commencing with the annual meeting held in 2004, each Outside Director shall automatically receive an additional option to purchase 15,000 Shares (the “Annual Option”), provided that the grant of an Annual Option shall be subject to the person’s continued service as an outside Director.

(iii) The terms of each Option granted hereunder shall be as follows:

(1) Each Option shall terminate, if not previously exercised or otherwise terminated, on a date ten (10) years after the date of grant.

(2) Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

(3) The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(4) Each Option shall become exercisable in installments as follows: up to 33-1/3% on the date of grant; up to 66-2/3% on and after the first anniversary of the date of grant; and up to 100% on and after the second anniversary of the date of grant.

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(iv) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(d) The Board has the authority to interpret the Plan and to prescribe the rules and regulations relating thereto.

5. Eligibility.  Options may be granted only to Outside Directors. Except as provided in Section 4(b), all Options shall be automatically granted in accordance with the terms set forth in Section 4(c).

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan.  The Plan shall become effective upon the earlier to occur of September 12, 2002, the date of its adoption by the Board, or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7. Option Exercise Price and Consideration.

(a) Exercise Price.  The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b) Form of Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company’s Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or (iv) consideration received by the Company under any cashless exercise program implemented by the Company in connection with the Plan.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(c)(iii) hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

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Except as otherwise provided in Section 3, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

(b) Termination of Status as a Director.  If an Outside Director ceases to serve as a Director, he may, but only within three (3) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee.  Notwithstanding the provisions of Section 8(b) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee.  In the event of the death of an Optionee during the term of an Option, the Option shall be exercisable to the extent it was exercisable at the date of termination, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

9. Non-Transferability of Options.  Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change in Control.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, as applicable, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation.  In the event of a proposed dissolution or liquidation of the Company, Options shall become fully vested and fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option remains unexercised at the time of the dissolution or liquidation, the Option shall terminate.

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(c) Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

(d) Change in Control.  In the event of a Change in Control, at the option of the Board, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

11. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated. The Board shall not have the right to reprice any outstanding Options without the affirmative vote of a majority of all stockholders voting on the repricing proposal.

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12. Time of Granting Options.  The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13. Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Agreements.  Options shall be evidenced by written option agreements in such form as the Board shall approve.

16. Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual or special meeting of stockholders held subsequent to the adoption of the Plan. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

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ANNUAL MEETING OF STOCKHOLDERS OF

NU HORIZONS ELECTRONICS CORP.

August 4, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.nuhorizons.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430000000000000000 8 080409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election to Class I of three nominees and to Class III of one nominee as listed below, as set forth in the proxy statement;

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ Herbert M. Gardner	Class I nominee
○ David Siegel	Class I nominee
○ James Estill	Class I nominee
○ Steven J. Bilodeau	Class III nominee

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Amendment to the 2002 Outside Directors' Stock Option Plan.	☐	☐	☐

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, AND EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY FOLLOWING THE INSTRUCTION TO THE LEFT. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NU HORIZONS ELECTRONICS CORP.

BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

August 4, 2009

The undersigned hereby appoints Richard Schuster and Kurt Freudenberg, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Nu Horizons Electronics Corp., a Delaware corporation, at the annual meeting of stockholders scheduled to be held August 4, 2009 and any adjournments thereof.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

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